Exhibit 99.1

CommScope Announces Leadership Transition

Charles Treadway Appointed President and CEO; Eddie Edwards to Step Down

Frank M. Drendel Named Chairman Emeritus;

Board Elects Bud Watts Chairman

Reaffirms Third Quarter 2020 Outlook

HICKORY, N.C. October 1, 2020— CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in connectivity solutions for communications networks, this morning announced that Eddie Edwards, President and Chief Executive Officer, is stepping down today after 15 years of service to the Company. Succeeding Mr. Edwards is Charles “Chuck” Treadway, who has been appointed as President, Chief Executive Officer and a member of the CommScope Board of Directors. This leadership transition is the result of the Company’s ongoing succession planning program led by the Board of Directors.

With experience successfully growing multiple global businesses in a range of industries, Mr. Treadway brings to CommScope significant strategic, operational and go-to-market expertise. He has served 17 of the last 20 years as CEO of global businesses located in the U.S., China, and Latin America. In each of his CEO assignments, Mr. Treadway led efforts that generated highly profitable, above-market growth. Most recently, Mr. Treadway served as CEO of Accudyne Industries, where he drove significant revenue growth and margin expansion with strategic focus, product innovation, improved sales and marketing efforts, and disciplined execution.

The Company also announced that Frank M. Drendel, in recognition of his unique status and distinguished service to CommScope, has been named Chairman Emeritus. Mr. Drendel founded CommScope in 1976 and has served continuously as its CEO and/or Chairman of the Board since. In those capacities, Mr. Drendel has advanced the evolution of CommScope from a small coaxial cable business established at his kitchen table into the diversified, global communications infrastructure business that it is today.

Mr. Drendel will remain on the Board and is succeeded today as Chairman by Bud Watts. Mr. Watts has a long history of service to CommScope, most recently as the Board’s Lead Independent Director. Mr. Watts will work with Mr. Treadway and the management team on strategic, corporate development and capital structure matters. Considering his active engagement, Mr. Watts will become an employee of the Company. As a result, the independent directors on the CommScope Board elected Timothy T. Yates as the new Lead Independent Director.

“We are pleased to welcome Chuck to CommScope,” said Mr. Watts. “Chuck is a tested and proven leader who brings extensive global business experience and strong strategic, operational, and go-to-market acumen to CommScope. This is a critical time in the Company’s history. Never has the need for advanced, reliable network infrastructure been more vital to consumers and businesses, nor offered CommScope greater potential opportunities for growth. Chuck has a growth mindset and an impressive record of generating above-market revenue performance and market share gains. We believe Chuck is uniquely qualified to lead CommScope in fulfilling its full strategic potential. The Board and I look forward to working actively with Chuck to help CommScope grow, prosper, and create significant value for our customers, shareholders, employees, and partners.”

Mr. Watts continued, “On behalf of the Board and entire management team, I want to sincerely thank Eddie for his many years of dedicated service to CommScope. As CEO over the last decade, he has reshaped the Company’s portfolio, enhanced our reach into growing markets, and driven the introduction of industry-leading technologies that position the Company squarely at the center of the 5G revolution. Eddie’s leadership has been instrumental in building the strong foundation from which CommScope can forge ahead, and his impact on the Company will be felt for many years to come. We will all miss him. We wish Eddie the best as he moves into his retirement years and enjoys the well-deserved opportunity to spend more time with his growing family.”

Mr. Edwards stated, “It has been my great privilege to serve as CommScope’s CEO and to work with such an incredibly talented team to advance our mission of serving customers in developing the most advanced networks in the world. As a team, we have transformed the company from a structured cable and connectivity business to an industry-leading provider in virtually all aspects of telecommunications and broadband networks. I expect the Company will continue to advance under Chuck’s leadership, and I look forward to the Company’s future successes.”

Mr. Drendel said, “Since founding CommScope nearly 45 years ago, we have worked as a team to continuously adapt to the dynamic communications landscape while staying true to our purpose, vision and values. Eddie has played a significant role at CommScope, and we are grateful for his dedication and guidance over the years. Our successes are a testament to his leadership, the resilience of our business, and our relentless commitment to putting the customer first each step of the way. I’ve seen this business and industry evolve over the last few decades, and I’m confident that under Chuck’s leadership, the best is yet to come.”

“I’m excited to join CommScope, a company with a legacy of innovation and industry leadership,” said Mr. Treadway. “I have great respect for all that CommScope has accomplished throughout its rich history, and for the team’s relentless focus on delivering for customers while aggressively managing its cost structure during these recent challenging times. The COVID-19 pandemic has highlighted the importance of reliable network connectivity, and the need for products and services that will continue to push the boundaries of reliability, efficiency and collaboration for customers around the world. I look forward to working alongside the entire CommScope team to drive growth, operational excellence, and value for all our stakeholders.”

Company Outlook

The Company also today reaffirmed its outlook for the third quarter of 2020, originally provided on August 6, 2020. The Company expects third quarter sales and non-GAAP adjusted EBITDA to improve modestly compared to the second quarter.

Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

In connection with Mr. Treadway’s appointment as President and Chief Executive Officer of CommScope, the Compensation Committee of the CommScope Board of Directors granted to Mr. Treadway, effective today, 500,000 restricted stock units, which will vest in equal annual installments on the first three anniversaries of the grant date subject to Mr. Treadway’s continued service with CommScope, and 1,100,000 performance share units that may be earned based upon the achievement of certain hurdles relating to CommScope’s stock price, and his continued service with CommScope, over a four-year period. The restricted stock units and performance share units were negotiated and approved as an inducement to Mr. Treadway’s entering into employment with CommScope in accordance with NASDAQ Listing Rule 5635(c)(4).

About Charles Treadway

As noted above, Mr. Treadway most recently served as CEO of Accudyne Industries from 2016 to 2020. Prior to his role at Accudyne Industries, Mr. Treadway held various leadership positions at Thomas & Betts, including President and Chief Executive Officer from 2012 to 2016, President and Chief Operating Officer from 2011 to 2012 and Group President of Electrical from 2009 to 2011. He previously served in several management and executive positions at Schneider Electric S.A., Prettl International, Inc. and Yale Security, Inc. Mr. Treadway earned his Bachelor and Master of Science degrees in electrical engineering from the University of Louisiana-Lafayette and Clemson University, respectively, and a M.B.A. from Harvard Business School.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the ARRIS acquisition (including risks associated with the integration of the business and systems and that we may not realize estimated cost savings, synergies, growth or other anticipated benefits); our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers and supply chain; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of Brexit; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2019 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

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News Media Contact:

Kris Kozamchak, CommScope

+1 972 792 3311 or publicrelations@commscope.com

Financial Contact:

Kevin Powers, CommScope

+1-828-323-4970

Source: CommScope